UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 21, 2018 (September 19, 2018)

CUMBERLAND PHARMACEUTICALS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 255-0068
Registrant's telephone number, including area code:

Not Applicable
____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective September 19, 2018, Cumberland Pharmaceuticals Inc. (the "Company") appointed Joseph C. Galante, American music industry executive, as its newest member of its Board of Directors. He is the former Chairman of Sony Music in Nashville and the Former President of RCA Records in New York City. Mr. Galante is also currently a member of the Board of Directors of Pinnacle Financial Partners, whose shares are also listed on the NASDAQ stock exchange.
Mr. Galante joins as the Company's seventh "independent director" as defined under applicable SEC and NASDAQ rules and he will serve on the Company's Audit and Compensation Committees.
There are no arrangements or understandings between Mr. Galante and any other persons pursuant to which he was selected as a director. Mr. Galante has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Mr. Galante and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Galante will receive compensation in accordance with the Company’s standard compensation arrangements for non-executive directors, which are described under the caption “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: September 21, 2018	By: /s/ Michael Bonner

Name: Michael Bonner
Title: Chief Financial Officer